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                                     BY-LAWS

                                       of

                               STARMET CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

    1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation unless a different place (anywhere in the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

    2. Annual Meetings. An annual meeting of the stockholders entitled to vote shall be held on the 1st Wednesday in February at two o'clock in the afternoon. If it shall not have been held on the date fixed or by adjournment therefrom, a meeting in lieu of the annual meeting shall be held within six months after the end of the fiscal year.

    3. Special Meetings. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board of Directors, President, or by a majority of the Directors, and shall be called by the Clerk, or in case of the death, absence, incapacity, or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least one-tenth part in interest of the capital stock entitled to vote at the meeting, stating the time, place, and purpose of the meeting.

    4. Notice of Meetings. A written notice of every meeting of stockholders, stating the place, day and hour thereof, and the purpose for which the meeting is called shall be given by the Clerk or other person calling the meeting at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder, who, by the Articles of Organization or By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. No notice of the time, pace or purpose of any regular or special meeting of the stockholders need be given to any stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his attorney thereunto authorized, is filed with the records of the meeting.

    5. Quorum of Stockholders. At any meeting of the stockholders 51% in interest of all stock issued and outstanding and entitled to vote shall constitute a quorum. The vote of a majority in interest of any quorum shall be sufficient to transact business unless otherwise provided by law, or by the Articles of Organization or by the By-Laws.

    6. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place in the United States by the stockholders present or


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represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as Clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

    7. Votes and Proxies. At all meetings of the stockholders, they shall have one vote for each share of stock having voting power owned by them. Stockholders may vote in person or by proxy. No proxy which is dated more than six months before the meeting named therein shall be accepted. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

    8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitle to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a mater) except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

                                   ARTICLE II

                               BOARD OF DIRECTORS

    1. Powers. The business of the corporation shall be managed by a Board of Directors who may execute all the powers of the corporation except as otherwise provided b law, by the Articles of Organization or by these By-Laws. in the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

    2. Election. A board of Directors consisting of such number not less than three nor more than seven as may be fixed by the Incorporators or Stockholders, shall be elected by the stockholders at each annual meeting. At any meeting stockholders may decrease to not less than three or increase the number of Directors. A Director need not be a stockholder. No officer need be a Director. Tow or more offices may be held by any person.


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    3. Tenure. The Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, except as in these by-laws otherwise provided. Any Director may resign by giving written notice of his resignation to the President, Clerk or Directors, and such resignation shall become effective upon receipt unless another time is specified therein. Any Director may at any time be removed without cause by the affirmative vote of the stockholders holding a majority of shares entitled to vote in the election of such officer or Director.

    4. Meetings. Regular meetings of the Directors may be held without call or notice at such places and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

    Special meetings of the Directors may be held at any time and place designated in a call by the Chairman of the Board of Directors, President, Treasurer or two or more Directors.

    5. Notice of Meetings. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting.

    6. Quorum of Directors. At any meeting of the Directors a majority of the Directors at the time in office, so long as there shall be three or more holding office, shall constitute a quorum, but a less number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or by the by-laws, business may be transacted by vote of a majority of those in attendance at any meeting at which there is a quorum.

    7. Vacancies. Any vacancy in the Board of Directors or other office held by a person elected by the stockholders may be filed by them at a meeting called for the purpose. unless and until so filled, a vacancy in any office may be filled for the unexpired balance of the term by vote of the Directors or by appointment by all of the Directors if less than a quorum shall remain in office. When any officer is, in the opinion of the Directors, unable to perform his duties, they may by vote appoint a temporary officer to act until further vote by them, with power to perform all or part of the duties of such officer.

    8. Chairman of the Board of Directors. The Board of Directors may, by vote of a majority of the Directors then in office, elect a Chairman of the Board of Directors from


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among its members, who shall serve at the pleasure of the Board and shall preside at all meetings of the Directors and at all meetings of the Stockholders.

    9. Committees. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may be like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

                                   ARTICLE III

                                    Officers

    1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Secretary as the Directors may determine.

    2. Election. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

    3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

    4. Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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    5. Removal. The Directors may remove any officer without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

    6. President and Vice President. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders and of the Directors.

    Any Vice President shall have such powers as the Directors may from time to time designate.

    7. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide.

    Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

    8. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of the stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

    In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Directors.

    Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

    9. Secretary and Assistant Secretaries. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.

    Any Assistant Secretary shall have such powers as the Directors may from time to time designate.

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    10. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                                   ARTICLE IV

                                  Capital Stock

    1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

    Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy of the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

    2. Transfer on Books. All shares of stock shall be transferable on the books of the corporation except when closed as provided by the By-Laws, upon surrender of the certificate therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby, with all such endorsements or signatures verified if required by the corporation. The corporation shall be entitled to recognize as exclusive the rights of a person registered on its books as the owner of legal title to shares, to the full extent permitted by law. The stock-transfer and other books of the corporation may be closed by order of the

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Directors for thirty days or any lesser period previous to any meeting of stockholders or any day appointed for the payment of a dividend or for any other purpose.

    3. Lost Certificates. In case any certificate of stock of the corporation shall be lost or destroyed, a new certificate may be issued in lieu thereof on reasonable evidence of such loss or destruction, and upon such indemnity being given within the limits permitted by law as the Directors may require for the protection of the corporation or any transfer agent or registrar.

    4. Issue of Stock. Unless otherwise voted by the incorporators or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors in such manner, for such consideration, and on such terms as the Directors may determine.

                                    ARTICLE V

                            Miscellaneous Provisions

    1. Fiscal Year. The fiscal year of the corporation shall end on the last day of September of each year.

    2. Seal. The seal of the corporation shall bear its name and the year of its incorporation, or such other device or inscription as the Directors may determine, and initially shall be as indicated on the right margin hereof.

    3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

    4. Voting of Securities. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

                                   ARTICLE VI

                                   Amendments

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    These By-Laws may be amended at any annual or special meeting by voting of the stockholders holding a majority of the shares having voting power, provided that the nature or substance of the proposed amendment or repeal shall be stated in the notice of the meeting. These By-Laws may be amended by a majority of the Board of Directors then in office. Not later than the time of giving notice of the meeting of stockholders next following the adoption of an amendment by the Directors, notice thereof stating the substance of such change shall be given to the stockholders. The authority of the Board of Directors to amend the By-Laws shall be subject to the following limitations:

    No change may be made in the date fixed in the By-Laws for an annual meeting of stockholders within sixty (60) days before the date stated in the By-Laws.

    Notice of any change in the date of an annual meeting of stockholders shall be given to all stockholders at least twenty (20) days before the new date fixed.


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